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                                                                   Exhibit 10.52

                              CARDINAL HEALTH, INC.
                                  BROADLY-BASED
                              EQUITY INCENTIVE PLAN

SECTION 1 | PURPOSE

The purpose of the Cardinal Health, Inc. Broadly-based Equity Incentive Plan (the "Plan") is to assist Cardinal Health, Inc. ("CAH") and its subsidiaries (CAH and its subsidiaries, collectively, the "Company") in attracting and retaining capable employees. The Plan provides for long and short term incentives to employees by encouraging and enabling them to participate in the Company's future prosperity and growth. The Plan provides for equity ownership opportunities and appropriate incentives to better match the interests of employees with those of shareholders.

These objectives will be promoted through the granting to employees of equity-based awards (the "awards") in consideration for services to be rendered after the grants. The types of awards will include (i) options which are not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("NQSOs" or "Stock Options") and (ii) Restricted Shares.

SECTION 2 | ADMINISTRATION

The Plan shall be administered by the Compensation and Personnel Committee (the "Committee") of the Board which shall have the power and authority to grant to eligible employees Stock Options and Restricted Shares. In particular, the Committee shall have the authority to: (i) select employees of the Company as recipients of awards; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any award; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any award granted and any agreements relating thereto; and (vi) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

The Committee may designate persons other than its members to carry out its responsibilities under such conditions and limitations as it may set, except to the extent that such delegation is prohibited by law.



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SECTION 3 | ELIGIBILITY

All exempt Company employees in the United States, as well as all Company employees outside of the United States, except for those employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are eligible to receive awards under the Plan. Directors of the Company are not eligible to receive awards under the Plan. For purposes of this Plan, "exempt employee" shall be as defined in the Fair Labor Standards Act of 1938. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 4 | SHARES SUBJECT TO PLAN

The total number of the Company's common shares, without par value ("Shares"), reserved and available for distribution pursuant to awards hereunder ("Available Shares") shall be an amount equal to 12 million Shares. The Available Shares may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or previously issued Shares re-acquired by the Company, including Shares purchased on the open market. Any of the Shares delivered upon the assumption of or in substitution for outstanding grants made by a company or division acquired by the Company shall not decrease the number of Shares available for grant under the Plan, except to the extent otherwise provided by applicable law or regulation

In the event of any stock dividend, stock split, share combination, corporate separation or division (including, but not limited to, split-up, spin-off, split-off or distribution to CAH shareholders other than a normal cash dividend), or partial or complete liquidation, or any other corporate transaction or event having any effect similar to any of the foregoing, then the aggregate number of Shares reserved for issuance under the Plan, the number and exercise price of Shares subject to outstanding Stock Options, the number of Shares subject to and purchase price for Restricted Shares, and any other characteristics or terms of the awards or Plan limitations as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion.

If any recapitalization, reorganization, reclassification, consolidation, merger of CAH or the Company or any sale of all or substantially all of CAH's or the Company's assets to another person or entity or other transaction which is effected in such a way that holders of Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Shares (each an "Organic Change") shall occur, in lieu of the Shares issuable upon exercise of a Stock Option or pursuant to any other award under the Plan, the Stock Option shall thereafter be exercisable for and other awards shall be issuable in such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable pursuant to such award had such Organic Change not taken place (whether or not such Stock Option is then exercisable or other awards are

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then vested) after giving effect to any adjustments otherwise required or permitted under this Plan.

SECTION 5 | STOCK OPTIONS

Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Options granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of Stock Option awards need not be the same with respect to each optionee. All Stock Options granted under the Plan will be NQSOs.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Stock Option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the Stock Options and state that such Stock Options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, not inconsistent with the Plan, as the Committee may approve.

(a) Exercise Price. The exercise price per Share issuable upon exercise of a Stock Option shall be no less than the fair market value per share on the date the Stock Option is granted. Fair market value on the date of grant shall be determined by the Committee in good faith.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

(c) Exercise of Stock Options. Stock Options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment or cliff exercise provisions) as shall be determined by the Committee. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the award of such Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Payment in full of the exercise price shall be paid in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or in part may also be made: (i) by delivering Shares already owned by the optionee having a total fair market value on the date of such delivery equal to the option exercise price; (ii) by attestation of ownership of such already-owned Shares in such form as the Committee may prescribe; (iii) by the delivery of cash on the extension of credit by a broker-dealer to whom the

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optionee has submitted a notice of exercise or an irrevocable election to effect such extension of credit; or (iv) by any combination of the foregoing. No Shares shall be transferred until full payment therefor has been made.

(e) Transferability of Stock Options. Except as otherwise provided hereunder, Stock Options shall be transferable by the optionee only with prior approval of the Committee. Any attempted transfer without Committee approval shall be null and void. Unless Committee approval of the transfer shall have been obtained, all Stock Options shall be exercisable during the optionee's lifetime only by the optionee or the optionee's legal representative. Without limiting the generality of the foregoing, the Committee may, in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Stock Option by an optionee to a member of the optionee's family or to a family entity. In such case, the Stock Option shall be exercisable only by such transferee. For purposes of this provision: (i) an optionee's "family" shall include the optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including through adoptive relationships, and any person sharing the optionee's household (other than a tenant or employee); (ii) a "family entity" shall include a trust in which the foregoing persons have more than fifty percent of the beneficial interest, a foundation in which the foregoing persons (or the optionee) control the management of assets, and any other entity in which the foregoing persons (or the optionee) own more than fifty percent of the voting interests; and (iii) neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the optionee) in exchange for an interest in that entity shall be considered to be a transfer for consideration.

(f) Termination by Death. If an optionee's employment by or service to the Company terminates by reason of death, then, unless otherwise determined by the Committee within sixty days of such death, each Stock Option held by such optionee shall be exercisable in full from and after, and any unvested portion thereof shall vest upon, the sixtieth day after such death. Each Stock Option held by such optionee may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g) Termination by Reason of Retirement. If an optionee's employment by or service to the Company terminates by reason of retirement, then, unless otherwise determined by the Committee within sixty days of such retirement, any unexercised portion of the Stock Option will vest in accordance with its terms, and may thereafter be exercised until the earlier of (the "Exercise Period") the fifth anniversary of the date of such retirement or the expiration of the stated term of the Stock Option; PROVIDED, that any vesting that would otherwise occur during the sixty-day period beginning immediately after such retirement shall not occur until the end of such sixty-day period; and PROVIDED, further, that if the optionee has at least fifteen years of service with the Company at the time of

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retirement, the Exercise Period shall last until the expiration of the stated
term of the Option. Notwithstanding the foregoing, if the optionee dies after retirement but before the expiration of the Exercise Period, unless otherwise determined by the Committee within 60 days of such death, any unexercised portion of the Stock Option shall be exercisable in full, and any unvested portion thereof shall vest upon, and the Stock Option may be exercised from and after, the sixtieth day after such death, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the Exercise Period, whichever period is shorter. For purposes of the Plan, unless otherwise determined by the Committee, retirement shall mean voluntary termination of employment by a participant from the Company after attaining age fifty-five (55) and having (i) at least ten (10) years of service with the Company, including service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company, and (ii) at least five years of continuous service with the Company, excluding service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company.

(h) Other Termination of Employment. If an optionee's employment by or service to the Company terminates for any reason other than death or retirement, any Stock Option held by such optionee which has not vested on such date of termination will automatically terminate on the date of such termination. Unless otherwise determined by the Committee at or after grant or termination, the optionee (or a transferee) will have ninety (90) days (or such other period as the Committee may specify at or after grant or termination) from the date of termination to exercise any and all Stock Options that are then exercisable on the date of termination; provided, however, that if the termination was for Cause, any and all Stock Options held by that optionee may be immediately canceled by the Committee. For purposes of the Plan, "Cause" means on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company or any subsidiary, or the intentional and repeated violation of the written policies or procedures of the Company.

(i) Effect of Termination of Optionee on Transferee. Except as otherwise permitted by the Committee in its absolute discretion, no Stock Option held by a transferee of an optionee pursuant to the fourth sentence of Section 5(e) shall remain exercisable for any period of time longer than would otherwise be permitted under Sections 5(f), 5(g) or 5(h) without specification of other periods by the Committee as provided in those Sections.

SECTION 6 | RESTRICTED SHARES

Restricted Shares may be granted alone or in addition to other awards granted under the Plan. Any Restricted Shares granted under the Plan shall be subject to the following restrictions and conditions, and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. The provisions of Restricted Share awards need not be the same with respect to each recipient.

(a) Price. The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made

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in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or part may also be made: (i) by delivering Shares already owned by the grantee having a total fair market value on the date of such delivery equal to the Restricted Share price; (ii) by the delivery of cash on the extension of credit by a broker-dealer or an irrevocable election to effect such extension of credit; or (iii) by any combination of the foregoing.

(b) Restricted Share Award Agreement. Each Restricted Share grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee. Such Restricted Share Award Agreement shall describe the Restricted Shares and state that such Restricted Shares are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve. At the time the Restricted Shares are awarded, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company upon occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Award Agreement. Awards of Restricted Shares must be accepted by a grantee thereof within a period of thirty (30) days (or such other period as the Committee may specify at grant) after the award date by executing the Restricted Share Award Agreement and paying the price, if any, required under
Section 6(a). The prospective recipient of a Restricted Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(c) Share Restrictions. Subject to the provisions of this Plan and the applicable Restricted Share Award Agreement, during a period set by the Committee commencing with the date of such award and ending on such date as determined by the Committee at grant (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Shares awarded under the Plan. In no event shall more than ten percent (10%) of the Shares authorized for issuance under this Plan (as adjusted as provided in Section 4) be granted in the form of Restricted Shares having a restriction period of less than three (3) years. The Committee shall have the authority, in its absolute discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or to remove any or all restrictions after the grant of such Restricted Shares, provided, however, that such discretion shall be exercised subject to the limitations set forth in the preceding sentence, excluding discretion exercised in connection with a Grantee's termination of employment from the Company. Unless otherwise determined by the Committee at or after grant or termination, if a participant's employment by or service to the Company terminates during the Restriction Period, all Restricted Shares held by such participant still subject to restriction shall be forfeited by the participant.

(d) Stock Certificate and Legends. Each participant receiving a Restricted Share award shall be issued a stock certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such participant. The Committee may require

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that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares award, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.

(e) Shareholder Rights. Except as provided in this Section 6, the recipient shall have, with respect to the Restricted Shares covered by any award, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends or other distributions, with respect to the Shares, but subject, however, to those restrictions placed on such Shares pursuant to this Plan and as specified by the Committee in the Restricted Share Award Agreement.

(f) Expiration of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

SECTION 7 | CHANGE OF CONTROL PROVISIONS

(a) Impact of Event. In the event of a "Change of Control" as defined in
Section 7(b), the following acceleration, exercisability and valuation provisions shall apply:

          (i) On the date that such Change of Control is determined to have occurred, any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

          (ii) In the event that the employment of an optionee is terminated within two years after a Change of Control for any reason other than because of the optionee's death or retirement or by the Company for Cause, then all Options held by the optionee (or a transferee) that have vested as of immediately before such termination shall remain exercisable until the earlier of the third anniversary of such termination or the expiration of their original term. In the event that the employment of an optionee is terminated more than two years after a Change of Control, or within two years after a Change of Control for any reason other than because of the optionee's death or retirement or by the Company for Cause, then the provisions of Section 5(f), (g) and (h) shall govern (as applicable).

          (iii) The restrictions applicable to any or all Restricted Shares shall lapse and such shares shall be fully vested.

(b) Definition of "Change of Control". For purposes of Section 7(a), a "Change of Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five (25)% or more of either (x) the then outstanding common shares of CAH (the "outstanding CAH Common Shares") or (y) the combined

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          voting power of the then outstanding voting securities of CAH entitled to vote generally in the election of directors (the "Outstanding CAH Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from CAH or any corporation controlled by CAH, (B) any acquisition by CAH or any corporation controlled by CAH, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CAH or any corporation controlled by CAH or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (x),
          (y) and (z) of subsection (iii) of this Section 7(b); or

          (ii) individuals who, as of the Effective Date of this Plan, constitute the Board of CAH (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of CAH; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by CAH's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) approval by the shareholders of CAH of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CAH or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five
          (25)% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any

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          ownership that existed in the Company or the company being acquired, if any) and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) approval by the shareholders of CAH of a complete liquidation or dissolution of CAH.

SECTION 8 | AMENDMENTS AND TERMINATION

The Board may amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made (i) which would impair the rights of an optionee, participant or transferee pursuant to Section 5(e) under any award theretofore granted, without the optionee's, participant's or transferee's consent, except for amendments made to cause the Plan or such award to comply with applicable law, stock exchange rules or accounting rules, or (ii) without the approval of CAH's shareholders to the extent such approval is required by applicable law, regulation or stock exchange rule.

The Committee may amend the terms of any award theretofore granted prospectively or retroactively; provided no such amendment shall impair the rights of any holder without the holder's consent, unless it is made to cause the Plan or such award to comply with applicable law, stock exchange rules or accounting rules; provided, further, no Stock Option may be amended so as to decrease the exercise price of such Stock Option to reflect a decrease in the fair market value of the underlying stock.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

SECTION 9 | UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a participant, optionee or transferee, nothing contained herein shall give any such participant, optionee or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

SECTION 10 | GENERAL PROVISIONS

(a) Share Transfer and Distribution. The Committee may require each person purchasing Shares pursuant to a Stock Option or Restricted Share award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the Shares without a view to the distribution thereof. Any certificates for such

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Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(b) Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees, consultants or directors.

(c) No Right to Award or Employment. No person shall have any claim or right to be granted an award under this Plan and the grant of an award shall not confer upon any participant any right to be retained as an employee of CAH or any subsidiary, nor shall it interfere in any way with the right of CAH or any subsidiary to terminate the employment of any of the Plan's participants at any time.

(d) Tax Withholding. The Company shall have the right to require the grantee of Restricted Shares or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or, in lieu thereof, to retain, or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Restricted Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

The Company shall also have the right to require an optionee to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the optionee of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld.

In the case of any amounts withheld for taxes pursuant to this provision in the form of Shares, the amount withheld shall not exceed the minimum required by applicable law and regulations.

(e) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

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(f) Laws Governing. The Plan and all awards made and action taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent superseded by federal law.

(g) Government Regulation. Notwithstanding any provisions of the Plan or any agreement made pursuant to the Plan, the Company's obligations under the Plan and such agreement shall be subject to all applicable laws, rules and regulations and to such approvals as may be required by any governmental or regulatory agencies.

SECTION 11 | EFFECTIVE DATE OF PLAN

The effective date of this Plan shall be November 15, 1999 (the "Effective
Date").

SECTION 12 | TERM OF PLAN

No award shall be granted pursuant to the Plan on or after November 15, 2002, but awards granted prior to such date may extend beyond that date.

SECTION 13 | INDEMNIFICATION

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under the Plan. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under or in connection with this Plan or any award granted under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him, except a judgment based upon a finding of bad faith, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, contained in any indemnification agreements, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

SECTION 14 | SAVINGS CLAUSE

In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan.

SECTION 15 | AWARDS TO PARTICIPANTS OUTSIDE OF UNITED STATES

The Committee may modify the terms of any award under the Plan granted to a participant who, at the time of grant or during the term of the award, is resident or employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order to accommodate differences in local law, regulation, tax policy or custom, or so that the value and other benefits of the award to the participant, as affected by foreign tax laws and other restrictions applicable as a result of the participant's residence or employment abroad, will be comparable to the value of such an award to a participant who is resident or employed in the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval of the shareholders of CAH.

                               FIRST AMENDMENT TO
                              CARDINAL HEALTH, INC.

                       BROADLY-BASED EQUITY INCENTIVE PLAN

     This First Amendment to the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, ("First Amendment"), is made as of August 8, 2001, pursuant to resolutions of the Board of Directors of Cardinal Health, Inc., an Ohio Corporation, adopted during a meeting held on August 8, 2001, and amends that certain Cardinal Health, Inc. Broadly-based Equity Incentive Plan dated November 15, 1999 (the "Plan"). This First Amendment shall be applicable to all awards granted under the Plan from the date hereof and shall not be applicable to any awards granted prior to the date of this First Amendment, PROVIDED, however, that subsection 7(a) as amended by this First Amendment shall be applicable to all Stock Options granted under the Plan including those granted prior to the date of this First Amendment.

1. Any and all references in the Plan to the term "Restricted Shares" shall be deleted and in replacement thereof there shall be included reference to "Restricted Shares or Restricted Share Units" except in Section 1, Section 6 and Section 7 of the Plan.

2. The penultimate sentence of the last paragraph of Section 1 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     The types of awards will include (i) options which are not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("NQSOs" or "Stock Options"); (ii) Restricted Shares; and
     (iii) Restricted Share Units.


3. The first paragraph of Section 4 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:



     The total number of the Company's common shares, without par value ("Shares"), reserved and available for distribution pursuant to awards hereunder ("Available Shares") shall be an amount equal to 36 million Shares. The Available Shares may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or previously issued Shares re-acquired by the Company, including Shares purchased on the open market, in addition to Shares subject to awards that are forfeited or Stock Options that terminate, expire or lapse without being exercised. Any of the Shares delivered upon the assumption of or in substitution for outstanding grants made by a company or division acquired by the Company shall not decrease the number of Shares available for grant under the Plan, except to the extent otherwise provided by applicable law or regulation.

4. Subsection (g) of Section 5 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     (g) Termination by Reason of Retirement or Disability. If an optionee's employment by or service to the Company terminates by reason of retirement or disability, then, unless otherwise determined by the Committee within sixty days of such retirement or disability, any unexercised portion of the Stock Option will vest in accordance with its terms, and may thereafter be exercised until the earlier of (the "Exercise Period") the fifth anniversary of the date of such retirement or disability or the expiration of the stated term of the Stock Option; PROVIDED, that any vesting that would otherwise occur during the sixty-day period beginning immediately after such retirement or disability shall not occur until the end of such sixty-day period; and PROVIDED, further, that if the optionee has at least fifteen years of service with the Company at the time of retirement, the Exercise Period shall last until the expiration of the stated term of the Stock Option. Notwithstanding the foregoing, if the optionee dies after retirement or disability but before the expiration of the Exercise Period, unless otherwise determined by the Committee within 60 days of such death, any unexercised portion of the Stock Option shall be exercisable in full, and any unvested portion thereof shall vest upon, and the Stock Option may be exercised from and after, the sixtieth day after such death, for a period of one year (or such other period as the Committee may specify at or after grant or death) from the date of death or until the expiration of the Exercise Period, whichever period is shorter. For purposes of the Plan, unless otherwise determined by the Committee, retirement shall mean voluntary termination of employment by a participant from the Company after attaining age fifty-five (55) and having (i) at least ten (10) years of service with the Company, including service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company, and (ii) at least five years of continuous service with the Company, excluding service with a subsidiary of the Company prior to the time that such subsidiary became a subsidiary of the Company. For purposes of the Plan, unless otherwise determined by the Committee, disability shall have the meaning specified in the Company's long-term disability plan applicable to the participant at the time of the disability.



5. The first sentence of subsection (h) of Section 5 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:



     If an optionee's employment by or service to the Company terminates for any reason other than death, retirement, or disability, any Stock Option held by such optionee which has not vested on such date of termination will automatically terminate on the date of such termination.

6. Section 6 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     SECTION 2  SECTION 6 | RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     Restricted Shares or Restricted Share Units may be granted alone or in addition to other awards granted under the Plan. For purposes of the Plan, "Restricted Share Units" shall mean a grant of a right to receive Shares in the future, with such units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of performance or other objectives. Any Restricted Shares or Restricted Share Units granted under the Plan shall be subject to the following restrictions and conditions, and shall contain such additional terms and conditions in the applicable award agreement, not inconsistent with the terms of the Plan, as the Committee deems appropriate. The provisions of Restricted Share or Restricted Share Unit awards need not be the same with respect to each recipient.



         (a) Price. The purchase price for Restricted Shares or Restricted Share Units shall be any price set by the Committee and may be zero. Payment in full of the purchase price, if any, shall be made in cash, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee. If approved by the Committee, payment in full or part may also be made: (i) by delivering Shares already owned by the grantee having a total fair market value on the date of such delivery equal to the Restricted Share or Restricted Share Unit price; (ii) by the delivery of cash on the extension of credit by a broker-dealer or an irrevocable election to effect such extension of credit; or (iii) by any combination of the foregoing.



         (b) Restricted Share and Restricted Share Unit Award Agreement. Each Restricted Share or Restricted Share Unit grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee. Such Restricted Share or Restricted Share Unit Award Agreement shall describe the Restricted Shares or Restricted Share Units and state that such Restricted Shares or Restricted Share Units are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve. At the time any Restricted Shares are awarded, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company upon occurrence of certain events determined by the Committee, in its sole discretion, and specified in the applicable Restricted Share Award Agreement. Awards of Restricted Shares or

     Restricted Share Units must be accepted by a grantee thereof within a period of thirty (30) days (or such other period as the Committee may specify at grant) after the award date by executing the Restricted Share or Restricted Share Unit Award Agreement and paying the price, if any, required under Section 6(a). The prospective recipient of a Restricted Share or Restricted Share Unit award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.



         (c) Share Restrictions. Subject to the provisions of this Plan and the applicable Restricted Share or Restricted Share Unit Award Agreement, during a period set by the Committee commencing with the date of such award and ending on such date as determined by the Committee at grant (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares or Restricted Share Units awarded under the Plan. In no event shall more than an aggregate of ten percent (10%) of the Shares authorized for issuance under this Plan (as adjusted as provided in Section 4) be granted in the form of Restricted Shares or Restricted Share Units having a restriction period of less than three (3) years. The Committee shall have the authority, in its absolute discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or Restricted Share Units or to remove any or all restrictions after the grant of such Restricted Shares or Restricted Share Units, provided, however, that such discretion shall be exercised subject to the limitations set forth in the preceding sentence, excluding discretion exercised in connection with a Grantee's termination of employment from the Company. Unless otherwise determined by the Committee at or after grant or termination, if a participant's employment by or service to the Company terminates during the Restriction Period, all Restricted Shares or Restricted Share Units held by such participant still subject to restriction shall be forfeited by the participant.



         (d) Stock Certificate and Legends. Each participant receiving a Restricted Share award shall be issued Shares in respect of such Restricted Shares. Such Shares shall be registered in the name of such participant. Such Shares shall be held in custody by the Company until the restrictions thereon shall have lapsed. The Committee may require that, as a condition of any Restricted Shares award, the participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award.



         (e) Shareholder Rights. Except as provided in this Section 6, the recipient shall have, with respect to the Restricted Shares covered by any award, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends or other distributions, with respect to the Shares, but subject, however, to those restrictions placed on such Shares pursuant to this Plan and as specified by the Committee in the Restricted Share Award Agreement. A participant shall not have any rights as a shareholder of the Company with respect to the Restricted Share Units, until such Restricted Share Units have vested and the Shares underlying such Restricted Share Units have been issued and registered in the name of such participant; provided that a Restricted Share Unit Award Agreement may provide for dividend equivalents to be paid with respect to outstanding Restricted Share Units.



         (f) Expiration of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant. Unrestricted shares subject to vested Restricted Share Units shall be delivered to the participant pursuant to the terms of the applicable Restricted Share Unit Award Agreement.



7. Section 7 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     SECTION 3  SECTION 7 | CHANGE OF CONTROL PROVISIONS



     (a) Impact of Event. In the event of a "Change of Control" as defined in Section 7(b), the following acceleration, exercisability and valuation provisions shall apply:

          (i) On the date that such Change of Control occurs, any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

          (ii) In the event that the employment of an optionee is terminated within two years after a Change of Control for any reason other than because of the optionee's death, retirement, disability or by the Company for Cause, then all Stock Options held by the optionee (or a transferee) that are vested as of immediately before such termination shall remain exercisable until the earlier of the third anniversary of such termination or the expiration of their original term. In the event that the employment of an optionee is terminated more than two years after a Change of Control, or within two years after a Change of Control because of the optionee's death, retirement, disability or by the Company for Cause, then the provisions of Section 5(f), (g) and (h) shall govern (as applicable).

          (iii) On the date that such Change of Control occurs, the restrictions applicable to any or all Restricted Shares and Restricted Share Units shall lapse and such shares and units shall be fully vested.

     (b) Definition of "Change of Control". For purposes of Section 7(a), a "Change of Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (x) the then outstanding common shares of CAH (the "outstanding CAH Common Shares") or (y) the combined voting power of the then outstanding voting securities of CAH entitled to vote generally in the election of directors (the "Outstanding CAH Voting Securities"); provided, however, that for purposes of this subsection
          (i), the following acquisitions shall not constitute a Change of
          Control: (A) any acquisition directly from CAH or any corporation controlled by CAH, (B) any acquisition by CAH or any corporation controlled by CAH, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by CAH or any corporation controlled by CAH or (D) any acquisition by any corporation that is a Non-Control Acquisition (as defined in subsection (iii) of this Section 7(b));

          or

          (ii) individuals who, as of the Effective Date of this Plan, constitute the Board of CAH (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of CAH; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by CAH's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or shares of another corporation (a "Business Combination"), unless, such Business Combination is a Non-Control Acquisition. A "Non-Control Acquisition" shall mean a Business Combination where: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities immediately prior to such Business

          Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns CAH or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding CAH Common Shares and Outstanding CAH Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any) and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


          (iv) approval by the shareholders of CAH of a complete liquidation or dissolution of CAH.

8. The second sentence of subsection (d) of Section 10 is hereby deleted in its entirety and in replacement thereof shall be the following:

     The Company shall have the right to deduct from all dividends or dividend equivalents, as the case may be, paid with respect to Restricted Shares and Restricted Share Units the amount of any taxes which the Company is required to withhold with respect to such dividend or dividend equivalent payments, as the case may be.

9. Section 12 of the Plan is hereby deleted in its entirety and in replacement thereof shall be the following:

     No award shall be granted pursuant to the Plan on or after November 14, 2005, but awards granted prior to such date may extend beyond that date.